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             [Letterhead of Gray Plant Mooty Mooty & Bennett, P.A.]


                                                                     EXHIBIT 5.1



                                February 7, 2002

Webb Interactive Services, Inc.
1899 Wynkoop
Suite 600
Denver, CO 80202

      RE:  Form S-3 Registration Statement

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 3,689,680 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. ("Webb"), consisting of 367,805 currently outstanding shares, 2,400,000 shares issuable upon the conversion of Webb's Series D Junior Convertible Preferred Stock and 921,875 shares issuable upon the exercise of stock purchase warrants issued in connection with the issuance of Webb's Series B Convertible Preferred Stock and Series D Junior Convertible Preferred Stock (the Preferred Stock and Warrants being referred to herein as the "Derivative Securities" and the common stock subject to the Derivative Securities being referred to herein as the "Derivative Shares").

      We have acted as counsel to Webb in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Webb as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

      Based on the foregoing, we are of the opinion that 367,805 outstanding shares are, and the Derivative Shares when issued in accordance with the terms of the Derivative Securities will be, legally issued, fully paid and non-assessable securities of Webb. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement. We also consent to the reference to us under the heading "Legal Matters" in the Registration Statement.

                                 Very truly yours,

                                 GRAY, PLANT, MOOTY,
                                  MOOTY & BENNETT, P.A.

                                 /s/  Gray, Plant, Mooty, Mooty & Bennett, P.A.